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                                                                   EXHIBIT 10.47


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, dated as of October 3, 2000, by and between CD UNIVERSE, INC., a Connecticut corporation having its principal business office at 101 North Plains Industrial Road, Wallingford, Connecticut 06492 (the "Seller"), and CLBL, INC., a Connecticut corporation having its principal business office at 32 Cooke Road, Wallingford, Connecticut 06492 (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, Purchaser desires to purchase and Seller desires to sell all of its assets of its internet business that presently operates through the URL: http://www.cduniverse.com (collectively, the "Business").

         NOW, THEREFORE, for and in consideration of the premises and of the agreements and covenants herein contained, the parties hereby agree as follows:

1.  DEFINITIONS

         As used herein, the following terms shall have the following meanings unless the context otherwise requires:

         1.1 "ASSETS" shall mean all of the assets listed at Schedule 1.1.

         1.2 "ASSUMED LIABILITIES" shall mean those certain contractual obligations of the Seller and assumed by Purchaser, as set forth at Schedule 1.2.

         1.3 "CLOSING" shall mean the consummation of the transactions contemplated herein, as described in Section 9 hereof.

         1.4 "CLOSING DATE" shall mean the actual date that all of the Closing conditions are satisfied or waived, unless otherwise agreed between the parties.

         1.5 "CONSENT(S) TO ASSIGNMENT" shall mean (each of) the written consent(s) and estoppel certificate(s) of the lessor(s) or obligee(s) with respect to Seller's assignment to Purchaser of the Assumed Liabilities, in form and substance satisfactory to Purchaser.

         1.6 "FINANCIAL INFORMATION" shall mean the financial information of Seller attached at Schedule 1.6.

         1.7 "PREMISES" shall mean, collectively, the premises at which the Business is located.

         1.8 "PURCHASE PRICE" shall mean the purchase price payable by Purchaser pursuant to Section 2.2 hereof.







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         1.9 "REAL PROPERTY" means all leasehold interest in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, or are leased, used or held for use by the Seller in connection with the Business.

2.  PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and accept from the Seller, all of the Seller's right, title and interest in and to all of the Assets of the Business.

         2.2 PURCHASE PRICE.

                  (a) AMOUNT. The purchase price for the Purchased Assets shall be One Million Dollars ($1,000,000.00) (the "Purchase Price").

                  (b) PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be payable as follows: At the Closing Purchaser shall execute and deliver a Promissory Note in favor of Seller in the principal sum of One Million and No/100 Dollars ($1,000,000.00), substantially in the form of Schedule 2.2 attached hereto (the "Promissory Note").

         2.3 DOMAIN NAMES. Seller and Purchaser shall take all action necessary or appropriate to transfer all domain names for the Business to Purchaser with full title, free and clear of any encumbrances on or before 30 days following the Closing.

         2.4 PRORATIONS. Except as otherwise set forth herein, all taxes, insurance, rents, service contracts, payroll and utilities shall, to the fullest extent possible, be prorated between the parties as of the date of Closing; otherwise, said items shall be adjusted between the parties within thirty (30) days of the Closing; provided, however, that any such item which is unknown as to amount within thirty (30) days of Closing shall be appropriately prorated and paid within ten (10) days of its ascertainment by the parties.

         2.5 TELEPHONE NUMBERS. Seller and Purchaser shall take all action necessary or appropriate to transfer the telephone numbers for the Business to Purchaser.

3.  ASSUMPTION OF LIABILITIES

         3.1 ASSUMPTION OF LIABILITIES. Effective on the Closing Date, Purchaser shall assume and agree to perform and pay when due all of Seller's obligations under the Assumed Liabilities, for the duration of their respective terms.

         3.2 NO FURTHER ASSUMPTION. The parties acknowledge and agree that this is a sale of all assets and that, except as otherwise specifically set forth in
Section 3 or in the Assignment and Assumption Agreement, Purchaser shall neither assume nor be liable for any contracts, debts, warranties, obligations, undertakings or liabilities whatsoever of the Seller, and Seller shall remain solely liable for any and all claims against the Business or its assets and all liabilities and accounts


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payable arising out of Seller's operation of the Business, acts or omissions prior to the Closing. Purchaser shall be responsible for claims, liabilities and accounts payable arising out of Purchaser's operation of the Business, acts or omissions after the Closing.

         3.3 OTHER INSTRUMENTS. Each party agrees from time to time to execute and deliver to the other party (or its designee) such other documents, instruments and writings as may be reasonably requested by either party or its counsel to give full effect to the transaction described in this Agreement.

4.  SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller hereby represents and warrants to Purchaser, as of the date hereof, as follows:

         4.1 ORGANIZATION. Seller is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and has full corporate power, ability and authority (i) to enter into this Agreement and (ii) to carry out the other transactions and agreements contemplated hereby.

         4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, fully enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of Seller's charter or bylaws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Seller; or (ii) except where consent is required and obtained, result in any breach of or default under any material mortgage, contract, agreement, indenture, trust, written agreement or other instrument which is either binding upon or enforceable against Seller.

         4.3 LICENSES AND REGULATIONS. Seller is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, the Premises and the operation of the Business, to its knowledge. Seller has not received any notice of violation of any applicable zoning regulation, ordinance, regulation or requirement relating to its operations or properties, whether owned or leased, and to the best of Seller's knowledge, there is no such violation or grounds therefor which could adversely affect the operation of the Business.

         4.4 TITLE TO ASSETS. Seller is the sole and exclusive owner of and has good and marketable title to all of the Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except for the Assumed Liabilities, if any and the encumbrances by 550 Digital Media Ventures Inc. f/k/a New Technology Holdings Inc., VideoGame Partners, LLC and GrayBox, LLC to secure debt obligations of Seller, which encumbrances shall be cleared on or before the Closing Date.


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         4.5 FINANCIAL INFORMATION CORRECT. As of the dates and for the periods indicated thereon, the Financial Information (i) is correct and complete in all material respects; (ii) is in accordance with the books and records of the Seller; and (iii) presents fairly the financial condition and results of operations of the Business. Since August 31, 2000 and as of the date hereof, there has not been any material change in the financial condition, results of operations, Assets, liabilities (including without limitation the Assumed Liabilities) or business condition of the Seller.

         4.6 NO LITIGATION. There are no existing suits, governmental proceedings, or litigation pending or threatened against the Seller or its properties which could materially affect the Assets, the Business, the Premises, or the financial condition of Seller. Seller has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Seller.

         4.7 TAXES AND FEES. The Seller has paid or adequately provided for any and all taxes, license fees, or other charges levied, assessed, or imposed upon any of the Assets, the Premises, or other Business property of the Seller; and Seller has filed all tax returns and reports required by federal, state and local tax authorities; the returns so filed are correct, true and complete; and the Seller is not involved in any dispute with any tax authority nor has it received any notice of any deficiency, audit or other indication of deficiency from any tax authority, not otherwise disclosed to Purchaser in writing.

         4.8 BOOKS AND RECORDS. All books and records of Seller which have been provided to Purchaser for inspection are true, correct and complete, and contain no material omission with respect to the Business or operations or status of the Seller or the Assets.

         4.9 POWERS OF ATTORNEY. The Seller states that there are no persons holding a power of attorney on behalf of the Seller that would enable such persons to sell any of the Business.

5.  PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants to Seller as follows:

         5.1 ORGANIZATION. Purchaser is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and has full corporate power, ability and authority (i) to enter into this Agreement and (ii) to carry out the other transactions and agreements contemplated hereby.

         5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, fully enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Purchaser; or (ii) except where consent is required and obtained, result in any


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breach of or default under any mortgage, lease, promissory note, contract, purchase order, indenture, trust or other instrument or written agreement which is either binding upon or enforceable against the Purchaser.

         5.3 NO LITIGATION. There are no existing suits, governmental proceedings, or litigation pending or threatened against Purchaser or its properties which could materially affect the financial condition of Purchaser. Purchaser has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Purchaser.

6.  SURVIVAL AND INDEMNIFICATION

         6.1 SURVIVAL. All representations, warranties, agreements and covenants made and given herein shall survive the execution and delivery of this Agreement and the Closing.

         6.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and save the Purchaser harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by Purchaser, its successors or assigns, arising from (i) Seller's breach of any representation made by the Seller in this Agreement or in any document delivered to Purchaser by or on behalf of Seller pursuant to this Agreement, or (ii) breach of any covenant or warranty of the Seller contained in this Agreement or in any document delivered to Purchaser by or on behalf of Seller pursuant to this Agreement. Purchaser shall notify the Seller promptly of any written actions, claims or demands against Purchaser of which the Seller is responsible hereunder. Each party shall cooperate fully with the other, and the Seller shall control such defense and the right to litigate, settle, appeal (provided it pays the cost of any required appeal bond), compromise or otherwise deal with any such claim or resulting judgment; provided that such settlement, compromise or other resolution of such claim does not result in any liability to Purchaser. For non-cash claims hereunder, Seller's indemnification or a reasonable reserve therefor of Purchaser may be set off against any Promissory Note given to Seller hereunder, upon notice to Purchaser.

         6.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and save the Seller harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by Seller, its successors or assigns, arising from (i) Purchaser's breach of any representation made by the Purchaser in this Agreement or in any document delivered to Seller by or on behalf of Purchaser pursuant to this Agreement, (ii) breach of any covenant or warranty of the Purchaser contained in this Agreement or in any document delivered to Seller by or on behalf of Purchaser pursuant to this Agreement, or
(iii) Purchaser's ownership or operation of the Assets after the Closing Date. Seller shall notify the Purchaser promptly of any written actions, claims or demands against Seller of which the Purchaser is responsible hereunder. Each party shall cooperate fully with the other, and the Seller shall control such defense and the right to litigate, settle, appeal (provided it pays the cost of any required appeal bond), compromise or otherwise deal with any such claim or resulting judgment; provided that such settlement, compromise or other resolution of such claim does not result in any liability to Purchaser.


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         6.4 BROKERS. No finder, broker, agent or other intermediary has acted for or on behalf of the Seller or Purchaser in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

         6.5 BULK TRANSFER ACT. While not acknowledging the applicability of the Bulk Transfers provision of the Connecticut Uniform Commercial Code ("Bulk Sales Act"), the parties do nevertheless agree as follows:

             6.5.1 Purchaser does hereby waive the provisions of the Bulk Sales Act regarding Seller's duties as same may apply to this transaction.

             6.5.2 The Seller does hereby agree to indemnify and hold Purchaser harmless on account of any loss or damage which Purchaser may incur or sustain on account of the above waiver, including reimbursement of Purchaser's reasonable attorney's fees.

7.  CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date.

8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

         8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to effect the transactions contemplated herein are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Purchaser in writing:

                  (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not have a material adverse effect on the Business.

                  (b) From the date of this Agreement through the Closing Date, Seller shall not have suffered any change that has had a net effect greater than Fifty Thousand Dollars ($50,000.00) on the Business, or the financial condition, assets, liabilities or earnings of Seller (a "Material Adverse Change") in the Business or the assets, operations or financial condition of Seller (other than changes relating to the transactions contemplated by this Agreement).

                  (c) Seller shall have performed all obligations and covenants and conditions required to be performed by it under this Agreement at or prior to the Closing Date.

                  (d) Seller shall have furnished Purchaser with copies of resolutions duly


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adopted by its Boards of Directors approving the execution and delivery of this
Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, such resolutions to be certified by the Secretary or Assistant Secretary of Seller.

                  (e) No event of default by Seller shall have occurred and be continuing with respect to any of the Assumed Liabilities as of the Closing Date.

         8.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to effect the transactions contempleted herein are subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Seller in writing:

                  (a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not have a material adverse effect on Purchaser.

                  (b) From the date of this Agreement through the Closing Date, Purchaser shall not have suffered any adverse changes in its business, operations or financial condition which are material to Purchaser (other than changes generally affecting the industries in which Purchaser operates, including changes due to actual or proposed changes in law or regulation).

                  (c) Purchaser shall have materially performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (d) Purchaser shall have furnished Seller with copies of (i) resolutions duly adopted by its Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) to the extent required pursuant to Purchaser's charter or bylaws, resolutions duly adopted by the holders of the Purchaser Shares approving the issuance of the Purchaser Shares, such resolutions to be certified by the Secretary or Assistant Secretary of Purchaser.

                  (e) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, including the consent of Seller's Board of Directors, and all other legal matters shall have been approved by Seller or counsel to Seller, and Seller or such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                  (f) Purchaser shall have caused its sole shareholder to deliver to Seller 825,000 shares of eUniverse, Inc. common stock.

9.  CLOSING

         9.1 DATE AND PLACE OF CLOSING. The Closing shall take place on October 10, 2000 at the offices of Martin, Lucas & Chioffi, LLP, 1177 Summer Street, Stamford, Connecticut 06905 or as


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soon thereafter as the parties agree. The Closing shall be effective as of 12:01
a.m. Stamford, Connecticut on the Closing Date.



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         9.2 SELLER'S OBLIGATIONS AT CLOSING. Seller shall deliver to Purchaser:

                  (a) at the time of Closing, executed bills of sale and other instruments in a form satisfactory to Purchaser and its counsel as may be necessary to transfer all of the Assets to Purchaser and to consummate the transactions called for by this Agreement;

                  (b) at the time of Closing, Consent(s) to Assignment of the Assumed Liabilities;

                  (c) at the time of Closing, an executed Fifth Amendment to Stock Option Agreement by and between Seller and Purchaser substantially in the form attached hereto as Exhibit "A";

                  (d) at the time of Closing, an executed domain name transfer agreement substantially in the form attached hereto as Exhibit "B";

                  (e)      evidence of release of encumbrances set forth in
                           Section 4.5 herein;

                  (f) at the Closing, Seller shall deliver to Purchaser a certificate signed by the Chief Financial Officer of Seller certifying that the representations and warranties of Seller set forth in this Agreement are true and correct as of the date of this Agreement.

         9.3 PURCHASER'S OBLIGATIONS AT CLOSING. Purchaser shall deliver to Seller:

                  (a)      at the time of Closing, an executed Promissory Note;

                  (b) an executed Assignment and Assumption Agreement in the form attached hereto as Exhibit "D";

                  (c) at the time of Closing, an executed Fifth Amendment to Stock Option Agreement by and between Seller and Purchaser substantially in the form attached hereto as Exhibit "A";

                  (d) at the time of Closing, an executed letter from Charles BeilmanPurchaser resigning as a director on the Board of Directors of Gamer's Alliance, Inc.;

                  (e) at the time of Closing, an executed vendor repayment plan, in the form attached hereto as Exhibit "C";

                  (f) at the time of Closing, an executed Escrow Agreement in the form attached hereto at Exhibit "E"; and

                  (g) at the Closing, Purchaser shall deliver to Seller, a certificate signed by the President of Purchaser certifying that the representations and warranties of


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                           Purchaser set forth in this Agreement are true and
                           correct as of the date of this Agreement.

10.  GENERAL PROVISIONS

         10.1 NO WAIVERS. Neither party shall be deemed to waive any of its rights, powers or remedies hereunder unless such waiver is in writing and signed by said party. No delay or omission by either party in exercising any of said rights, powers or remedies shall operate as a waiver thereof. Nor shall a waiver signed by either party of any breach of the covenants, conditions or agreements binding on the other party on one occasion be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or agreement herein contained.

         10.2 ARBITRATION. Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in Fairfield County, Connecticut, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         10.3 ASSIGNMENT. Neither party may assign any portion of this Agreement, voluntarily or involuntarily, including without limitation by operation of law or by merger in which such party does not survive. Any attempt to do so shall be null and void. No person or entity not a party hereto shall have any interest herein or be deemed a third party beneficiary hereof, and nothing contained herein shall be construed to create any rights enforceable by any other person or third party.

         10.4 PARTNERSHIP. Nothing herein contained shall be construed as creating a partnership or joint venture by or between the parties.

         10.5 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         10.6 SEVERABILITY. Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         10.7 TIME OF ESSENCE. Time is of the essence of this Agreement.

         10.8 CAPTIONS HEADINGS. Captions and paragraph headings used in this Agreement are for convenience only and shall not be used to interpret any provision hereof.

         10.9 ENTIRE AGREEMENT. This Agreement, together with Schedules and Exhibits identified herein, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises


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and understandings, whether written or oral, and may be amended or modified only by an instrument in writing signed by both parties.

         10.10 NOTICES. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed, in the case of Seller, as follows:

                  CD Universe, Inc.
                  101 North Plains Industrial Road
                  Wallingford, CT 06492

                  Attn:  Mr. William R. Wagner, Chief Financial Officer

and, in the case of Purchaser, as follows:

                  CLBL, Inc.
                  32 Cooke Road
                  Wallingford, CT 06492

                  Attn:  Mr. Charles Beilman

or to such other addresses of which the parties have been advised in writing by any of the above-described means. Personal delivery to Seller or to Purchaser or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. The following shall also constitute receipt: (i) a party's rejection or other refusal to accept notice, and (ii) the inability to deliver to a party because of a changed address of which no notice has been received by the other party. Notwithstanding the foregoing, no notice of change of address shall be effective until ten (10) days after the date of receipt thereof. This Section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided.

         10.11 REMEDIES CUMULATIVE AND NONEXCLUSIVE. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative, nonexclusive and in addition to, but not in lieu of, any other remedies available to either party at law, in equity, or otherwise.

         10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without giving effect to any principles of conflicts of law.

         10.13 PRONOUNS. Pronouns used herein shall be construed as masculine, feminine, or neuter, and both singular and plural, as the context may require, and the term "person" shall include an individual, corporation, association, partnership, trust, and other organization.


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         10.14 REFERENCES TO OTHER DOCUMENTS. All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

         10.15 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, each party has executed or caused its duly authorized officer to execute this Agreement the day and year first above written.

                              CD UNIVERSE, INC.


                              By: /s/ William R. Wagner
                                  --------------------------------------------
                              Name: William R. Wagner
                              Its:  Vice President and Chief Financial Officer



                              CLBL, INC.


                              By: /s/ Charles C. Beilman
                                  --------------------------------------------
                              Name: Charles C. Beilman
                              Its:  President


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